Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made February 29, 2012 by and among HARRIS INTERACTIVE INC. (the “Company”), ANGRISANI TURNAROUNDS, LLC (“ATL”), and AL ANGRISANI (“Angrisani” and, together with the Company and ATL, the “Parties”).

WHEREAS, the Parties entered into a Services Agreement (“Services Agreement”) on June 7, 2011, under which, among others, (i) ATL agreed to make the services of Angrisani available to the Company, on a full-time basis, during the period commencing on June 7, 2011 and continuing through and including June 30, 2012 (the “Service Period”), (ii) Angrisani agreed to serve as the Interim Chief Executive Officer of the Company during the Service Period, and (iii) the Company agreed to pay ATL a monthly retainer of $20,000 (the “Monthly Fee”) during each month of the Service Period;

WHEREAS, the Company and Angrisani entered into an Employment Agreement on June 7, 2011 (the “Employment Agreement”), under which, among others, Angrisani agreed to serve as (i) the Company’s Interim Chief Executive Officer during the Service Period, and (ii) subject to mutual agreement of the Company and Angrisani, the Company’s President and Chief Executive Officer for the period commencing July 1, 2012 and ending June 30, 2013;

WHEREAS, the Company and Angrisani have agreed that Angrisani will serve as the Company’s President and Chief Executive Officer, effective on the date hereof; and

WHEREAS, the Parties now desire to terminate the Services Agreement as provided herein.

NOW, THEREFORE, IT IS AGREED, by the Parties as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Services Agreement.

2. TERMINATION OF THE SERVICES AGREEMENT. Subject to the terms and conditions of this Agreement, as of the date hereof, the Parties hereby terminate the Services Agreement and any and all rights, obligations or duties created thereunder. Notwithstanding the foregoing, the Parties reaffirm the survival of the following provisions of the Services Agreement: Section 3.2, 4.1, 4.2, 5, and 8—17, which, except as set forth herein, are the sole remaining obligations that exist between the Parties relating to the Services Agreement.

3. PAYMENT OF REMAINING MONTHLY RETAINER FEES. Within thirty (30) days of the date hereof, the Company shall pay ATL the Monthly Fee for each of February, March, April, May and June 2012 (the “Remaining Monthly Fees”), in each case to the extent not already paid; provided, however, if Angrisani’s employment with the Company is terminated by the Company with Cause (as defined in the Employment Agreement) or by Angrisani without Good Reason (as defined in the Employment Agreement) prior to June 30, 2012, then ATL hereby agrees to reimburse the Company the Remaining Monthly Fees so paid, on a pro-rata basis.

4. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

[Signature Page Follows]

HARRIS INTERACTIVE INC.

By:	/s/ Howard Shecter
Howard Shecter
Chairman of the Board

ANGRISANI TURNAROUNDS, LLC

By:	/s/ Al Angrisani
Al Angrisani
Chairman and Chief Executive Officer

AL ANGRISANI

/s/ Al Angrisani

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